As filed with the Securities and Exchange Commission on September 17, 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURTIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Trust for Professional Managers
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or organization)

See List Below
(I.R.S. Employer Identification Number)

c/o U.S. Bank Global Fund Services
615 East Michigan Street
Milwaukee, WI 53202
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

CrossingBridge Pre-Merger SPAC ETF	NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act Registration file number to which this form relates: 333-62298

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

Item 1.    Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 783 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-62298 and 811-10401), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-21-006662) on September 17, 2021, which is incorporated herein by reference.

The Trust currently consists of 22 separate series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

CrossingBridge Pre-Merger SPAC ETF	81-4914879

Item 2.    Exhibits

A.	Amended and Restated Certificate of Trust is incorporated herein by reference to Exhibit (a)(1) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-62298 and 811-10401, as filed with the SEC via EDGAR on April 18, 2008 (Accession No. 0000894189-08-001251).

B.	Amended and Restated Declaration of Trust was previously filed with PEA No. 744 on September 25, 2020 and is incorporated herein by reference to Exhibit (a)(2) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-62298 and 811-10401, as filed with the SEC via EDGAR on June 22, 2009 (Accession No. 0000894189-09-001888).

C.	Amended and Restated By-Laws are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-62298 and 811-10401, as filed with the SEC via EDGAR on June 22, 2009 (Accession No. 0000894189-09-001888).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Trust for Professional Managers

September 17, 2021

/s/ John P. Buckel
John P. Buckel President, Trust for Professional Managers